CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-259103 on Form S-3 and Registration Statement Nos. 333-251434, 333-211900, 333-199841, 333-189784, 333-183991 and 333-153255 on Form S-8 of our reports dated February 28, 2022, relating to the financial statements of MiMedx Group, Inc. and subsidiaries and the effectiveness of MiMedx Group, Inc. and subsidiaries’ internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP
Atlanta, Georgia
February 28, 2022